UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2021

Newmark Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
125 Park Avenue, New York, NY 10017
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events

On October 18, 2021, Howard W. Lutnick, Chairman of Newmark Group, Inc. (the “Company”), informed the employees of the Company via video that he was recently diagnosed with Non-Hodgkin’s Lymphoma. Mr. Lutnick’s form of cancer is highly treatable and he and his physicians expect that he will be cancer-free in four months. Mr. Lutnick’s treatment plan includes six chemotherapy treatments beginning on October 18, 2021 and running through the end of January 2022. Mr. Lutnick expects to continue to serve the Company during this time. The video is available on the Company’s website at www.nmrk.com/a-message-from-our-executive-chairman. The video is also available at https://youtu.be/wNCkHpJVbbo and https://rumble.com/vnxazp-sharing-my-video.html.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: October 19, 2021	By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman

[Signature Page to Form 8-K, dated October 19, 2021]